GUARANTY AGREEMENT

(Corporacion Delinc, S.A. de C.V)

THIS GUARANTY AGREEMENT (the “Guaranty”) is entered into this 5th day of September, 2007, by CORPORACION DELINC, S.A. de C.V, with a place of business at Lot 1, Parque Industrial Maquilpark, Reynosa, Tamaulipas, MEXCIO (the “Guarantor”), in favor and for the benefit of JMC VENTURE PARTNERS LLC, with a place of business at 2 Oliver Street, Boston, Massachusetts (the “Lender”).

RECITALS

On the date hereof Lender loaned to DEL-INC ACQUISITION LLC (the “Borrower”) a total of two million seven hundred and fifty thousand dollars ($2,750,000) pursuant to that certain (i) $2,750,000 Secured Promissory Note, dated as of the date hereof, from Borrower in favor of Lender (as the same may be amended from time to time the “Note”), (ii) Secured Promissory Note Loan, Pledge and Security Agreement, dated as of the date hereof (as the same may be amended from time to time the “Loan Agreement”), and (iii) other related loan and collateral security documents which are described and defined in the Loan Agreement (as the same may be amended from time to time, together with the foregoing collectively the “Loan Documents”).

In partial consideration for, and as an inducement to the Lender to extend credit under the Note, Guarantor shall guaranty all Indebtedness due the Lender under the Loan Documents, and will secure its obligations hereunder with a pledge of Guarantor's assets.

Guarantor is a subsidiary of the Borrower and shall receive substantial benefits from Lender’s extension of credit to Borrower under the Loan Documents. Guarantor acknowledges that Lender would not have made loans to Borrower and entered into the Loan Documents but for Guarantor’s execution of this Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of this Guaranty, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement. If there is a conflict between a definition herein and a definition in the Loan Agreement the definition in the Loan Agreement shall control.

SECTION 2

GUARANTY OF PAYMENT AND PERFORMANCE

2.1 Unconditional Guaranty. The Guarantor guarantees to the Lender the punctual payment when due, and the performance of all liabilities, agreements and other obligations of the Borrower to the Lender arising under all of the Loan Documents, including without limitation the Note, Loan Agreement, and all extensions, renewals and substitutions thereof (collectively the “Borrower’s Obligations”).

2.2 Nature of Guaranty. This Guaranty is an absolute, unlimited, unconditional and continuing guaranty of the full and punctual payment and performance of the Borrower’s Obligations, and not of their collectibility only, and shall remain in force until all Indebtedness under the Loan Documents is paid in full.

2.3 Obligation of Guarantor. The Guarantor shall have no obligation under this Guaranty to pay or perform the Borrower’s Obligations to Lender until such time that an Event of Default occurs and continues under the Loan Documents. Upon the occurrence and continuance of an Event of Default under the Loan Documents the obligations of the Guarantor hereunder shall automatically become due and payable to the Lender, without notice, demand or acceleration.

2.4 Agreement to Pay Costs and Expenses. The Guarantor agrees to pay to the Lender, on demand, reasonable costs and expenses (including reasonable court costs and legal expenses) incurred or expended by the Lender in connection with the enforcement of this Guaranty and/or the collection of all sums due under the Loan Documents, whether such collection be from Borrower or from the Guarantor.

SECTION 3

SECURITY COLLATERAL

3.1 Pledge of Assets and Equity Interests. To secure the Guarantor’s obligations herein, the Guarantor shall execute a Pledge and Security Agreement, dated as of the date of this Guaranty, pursuant to which the Guarantor pledges all of its assets, including without the Mexican Property (collectively the "Pledged Collateral") to the Lender as collateral for the Borrower's Obligations (the "Security Agreement").

3.2 Unconditional Guaranty. The Guarantor's agreement herein is unconditional and is not limited to the value of the Pledged Collateral.

SECTION 4

WAIVERS BY THE GUARANTOR; THE LENDER’S FREEDOM TO ACT

4.1 Borrower’s Impairment. The obligations of Guarantor to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower or its estate in bankruptcy or reorganization resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of the holder or holders of any Borrower’s Obligations and in any agreement executed by and between Lender and Borrower, shall continue, with respect to any amount at any time paid on account of the indebtedness under any Borrower’s Obligations or loan documents or hereunder, which shall thereafter be required to be restored or returned by the holder or holders of any Borrower’s Obligations or other agreements upon the bankruptcy, insolvency or reorganization of Borrower or for any other reason, all as though such amount had not been paid.

4.2 Agreement to Loan Documents. Without limiting the generality of any term, condition or obligation herein, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Borrower’s Obligations, and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower; (ii) any extensions or renewals of any of the Borrower’s Obligations; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any of the Borrower’s Obligations; (iv) the substitution or release of any entity primarily or secondarily liable for any of the Borrower’s Obligations; (v) the adequacy of any rights the Lender may have against any collateral or other means of obtaining repayment of the Borrower’s Obligations; (vi) the impairment of any collateral securing the Borrower’s Obligations, including without limitation the failure to perfect or preserve any rights the Lender might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a release or discharge of the Borrower, all of which may be done without notice to the Guarantor.

4.3 Waiver of Notice. Notice of the acceptance of this Guaranty and notice of transactions entered into in reliance hereof are hereby waived. Guarantor consents to any renewal, extension or postponement of the time of payment of any of the Borrower’s Obligations or to any other forbearance or indulgence with respect thereto and consents to any substitution, exchange, modification or release of any security therefor or the release of any other person primarily or secondarily liable on any of the Borrower’s Obligations, whether or not notice thereof shall be given to the Guarantor, and agrees to the provisions of any instrument, security or other writing evidencing or securing any of the Borrower’s Obligations, and the enforcement hereof shall not be affected by the delay, neglect or failure of Lender to take any action with respect to any security, right, obligation, endorsement, guaranty or other means of collecting the

Borrower’s Obligations which it may at any time hold, including perfection or enforcement thereof, or any change with respect to Borrower in the form or manner of doing business, whether by incorporation, consolidation, merger, partnership formation or change in membership, or otherwise, it being hereby agreed that Guarantor shall be and remain bound upon this Guaranty irrespective of any action, delay or omission by Lender in dealing with Borrower, any of the Borrower’s Obligations, any collateral therefor or any person at any time liable with respect thereto.

SECTION 5

UNENFORCEABILITY OF OBLIGATIONS AGAINST THE BORROWER

5.1 Borrower’s Obligations. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Borrower’s Obligations, or if any of the Borrower’s Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Borrower’s Obligations, and all amounts due under this Guaranty and all of the Loan Documents shall become immediately due and payable.

5.2 Stay of Borrower’s Obligations. If payment of the Borrower’s Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any of the Borrower’s Obligations shall be immediately due and payable by the Guarantor.

SECTION 6

SUBROGATION; SUBORDINATION

6.1 Subordination by Guarantor. Until the payment and performance in full of all Borrower’s Obligations, and any and all obligations of the Borrower to the Lender, the Guarantor shall not:

6.1.1 exercise any right against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise;

6.1.2 prove any claim in competition with the Lender, or it’s affiliates, in respect of any payment hereunder, in bankruptcy or insolvency proceedings of any nature;

6.1.3 claim any set-off or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower; or

6.1.4 benefit from or exercise any right to participate in any collateral which may be held by the Lender.

6.1.5 Notwithstanding the foregoing, the Guarantor may manufacture products for Borrower, invoice and collect payments due from the Borrower, so long as the prices charged and amounts paid are reasonable, in the ordinary course of business, would not exceed amounts charged and paid in an arms length transaction with an independent third party and comply with applicable transfer pricing laws and regulations.

6.2 Subordination Following Default. Following the occurrence and continuation of an Event of Default under the Loan Documents, the payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Borrower’s Obligations.

6.3 Waiver of Demand Rights. Following the occurrence and continuation of an Event of Default under the Loan Documents, the Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any indebtedness of the Borrower to it, until the Borrower’s Obligations have been paid in full.

6.4 Turnover of Collected Indebtedness. Following the occurrence and continuation of an Event of Default under the Loan Documents, if, notwithstanding anything herein, the Guarantor shall collect, enforce or receive any amounts from the Borrower, such amounts shall be collected, enforced and received by the Guarantor in trust for the Lender, and shall be immediately paid over to the Lender on account of the Borrower’s Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

SECTION 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 The Guarantor represents, warrants and further covenants that:

7.1.1 Neither the execution and delivery of this Guaranty and the Security Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Guaranty is prevented or limited by or conflicts with or results in a breach of the terms, conditions or provisions of any contractual or other restriction on the Guarantor or any agreement or instrument of whatever nature to which the Guarantor is now a party or by which the Guarantor or the Guarantor’s property is bound or constitutes a default under any of the foregoing.

7.1.2 The Guarantor receives and will receive a direct and material financial benefit from the accommodations extended by the Lender to the Borrower.

7.1.3 This Guaranty constitutes a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms.

7.2 Guarantor shall comply with all covenants in this Section 7 until the later of (i) payment of all Borrower's Obligations or (ii) payment of all amounts due under the Loan Documents.

SECTION 8

MISCELLANEOUS

8.1 Continuing Obligation to Cooperate. Guarantor agrees to execute and deliver to the Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as the Lender may reasonably request in order to effect and confirm or vest more securely in the Lender all rights contemplated in this Guaranty.

8.2 Amendments. This Guaranty may be amended only by an instrument in writing and duly signed by an authorized officer of the Guarantor and an authorized officer of the Lender.

8.3 Enforceability. If any provisions of this Guaranty shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Guaranty.

8.4 Venue. The Guarantor and Lender agree that any action or proceeding to enforce or arising out of this Guaranty may be commenced in any court of the Commonwealth of Massachusetts sitting in the county of Suffolk, or in the District Court of the United States for the District of Massachusetts.

8.5 Service of Process. The Guarantor waives personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the Guarantor, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

8.6 No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. All rights and remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

8.7 Survival of Representations. All representations, warranties and covenants made herein shall survive the making of the loan under and the delivery of the Loan Documents, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Lender to the Borrower, and until this Guaranty is terminated.

8.8 Indemnity By Guarantor. As part of the Borrower's Obligations, the Guarantor agrees to defend, protect, indemnify and hold harmless the Lender, and all of its Affiliates,

Subsidiaries, officers, directors, employees, attorneys, accountants, consultants, agents and any controlling Persons (collectively the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, costs, expenses and settlement agreements, joint and several (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses) incurred by any of the Indemnified Parties, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the Commitment Letter, (ii) any due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of the Borrower, Guarantor, Borrower’s operations and the Property), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender ’s Liens in the Collateral and Property, maintenance of the Loan by the Lender , and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (iii) any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with any of the Loan Documents and/or Lender ’s furnishing of funds to the Borrower under this Guaranty, (iv) the Lender ’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees of the outstanding Indebtedness as attorneys fees if collected by or through an attorney at law and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral or the Property, (v) periodic field exams, audits and appraisals performed by Lender; and/or (vi) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense, any of which arise from an Indemnified Parties’ gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction. No Indemnified Party shall by liable for any direct or consequential damages, which arise from or are related to the Commitment Letter, this Guaranty or any of the Loan Documents. The indemnity herein shall survive the termination of this Guaranty.

8.9 Tax Obligations. If the Guarantor should fail to pay any tax or other amount required by this Guaranty to be paid or which may be reasonably necessary to protect or preserve any Collateral, or Borrower’s, Guarantor’s or Lender ’s interests therein, Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of payment by the Lender until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. The Guarantor agrees to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender, Borrower or Guarantor with respect to the applicability of such tax. The agreement herein shall survive the termination of this Guaranty.

8.10 Reinstatement. Notwithstanding anything herein to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Indebtedness is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon the appointment of any receiver, assignee, intervener or conservator of, or trustee or similar official for, the Borrower or any substantial part of its properties, or otherwise, all as though such payments had not been made.

8.11 Notices. Any notice or other communication hereunder, or under any Loan Document, to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified in Exhibit A (or at any other address that the party may hereafter specify to the other parties in writing).

8.12 Governing Law. This Guaranty and all Loan Documents shall be deemed contracts made under the laws of the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

8.13 Successors. This Guaranty shall be binding upon and shall inure to the benefit of the Borrower, Guarantor and the Lender, and their respective successors.

8.14 Assignment. The Guarantor may not assign any of its rights, obligations, covenants, representations, warranties, duties or responsibilities hereunder and under the Loan Documents. Any such assignment shall be void. The Lender may assign all or part of its rights hereunder and under the Loan Documents, at any time.

8.15 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

8.16 Exhibits. Any exhibits annexed hereto are the only exhibits to be annexed to this Guaranty, and the material contained therein shall be incorporated herein.

8.17 Captions. The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Guaranty and shall not be utilized in the construction hereof.

8.18 Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

8.19 Approvals. If this Guaranty calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

8.20 No Punitive Damages. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute.

8.21 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.21. _________ GUARANTOR’S INITIALS, _________ LENDER’S INITIALS

8.22 Participations. Lender shall have the right to enter into one or more participation agreements with other lenders with respect to the Indebtedness. Upon prior notice to the Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Lender pursuant to the terms of the Loan Documents. Nothing in this Guaranty or any other Loan Document shall prohibit Lender from pledging or assigning this Guaranty and Lender’s rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Lender in accordance with applicable law.

8.23 Joint and Several Obligations. All Indebtedness, representations, warranties, covenants and indemnities set forth herein and in the Loan Documents shall be joint and several between the Borrower and the Guarantor. Lender shall have the right to deal with any authorized officer of the Borrower with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the authorized officers, managers, members and/or agents of the Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon the Borrower hereunder. The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

8.24 Waiver of Certain Defenses. All rights of Lender and all obligations of the Guarantor hereunder and under the Loan Documents shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of Borrower, Guarantor or any third party, other than payment and performance in full of the Indebtedness.

8.25 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guaranty and (e) the word “asset” shall be construed to the have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

[Remainder of the page is blank. Guarantor’s signature is on the following page.]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty Agreement as of the day and year first above written.

WITNESS:	CORPORACION DELINC S.A. de CV

___________________________________	___________________________________
By: John Zampetti
Its: Sole Administrator

COMMONWEALTH OF PENNSYLVANIA

_______________ County, ss __________   August 31, 2007

Then personally appeared the above-named John Zampetti, as the Sole Administrator of Corporacion Delinc S.A. de CV, proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his knowledge and belief and that the foregoing Guaranty is his free act and deed and the free act and deed of Corporacion Delinc S.A. de CV.

Notary _________________________
(SEAL)	My Commission Expires: ____________

[Signature page to Guaranty Agreement/Corporacion Delinc]

EXHIBIT A

Notice Addresses

If to the Lender:
G. Lawrence Bero
2 Oliver Street
Boston, Massachusetts 02109
o: (617) 912-1900
f: (617) 912-4358

With a Copy to:
Thomas Durkin, Esq.
Gesmer Updegrove LLP
40 Broad Street
Boston, Massachusetts 02110
o: (617) 358-6800
f: (617) 358-6878

If to Guarantor:
Corporacion Delinc, S.A. de C.V
c/o Del-Inc Acquisition LLC
1224 Mill Street
Building “B”
East Berlin, Connecticut 06023
(f): (860) 828-3320

With a copy to:
Neal F. Splaine, Esq.
Pepe & Hazard LLP
225 Franklin Street
Boston, Massachusetts 02110
(f): (617) 748-5555

and

Sergio Yarritu
Gil Elorduy, Yarritu y Asociados, S.C.
Abogados/Attorneys at Law
Fernando Montes de Oca 126
Col. Condesa
C.P. 06140, MEXICO, D.F.
(f): +52 55 5286-1006